Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES DEPARTURE OF PRESIDENT MICHAEL BOGDA

Philadelphia, PA — April 11, 2016 — Lannett Company, Inc. (NYSE: LCI) today announced that its president, Michael J. Bogda, is leaving the company, effective June 3, 2016, to pursue other interests.

“Mike spearheaded the integration of our two most recent acquisitions, Kremers Urban Pharmaceuticals and Silarx Pharmaceuticals, as well as a companywide restructuring and cost savings program, which we began implementing earlier this year,” said Arthur Bedrosian chief executive officer of Lannett.  “With our path forward firmly developed and well underway, the integration continues to be on track and our experienced and talented team will assume control of and continue to execute our plan.”

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

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